Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42605) of Asset Investors Corporation of our reports dated April 16, 1998, with respect to the Statements of Excess of Revenues over Specific Operating Expenses of a) The Mullica Woods Adult Community for the year ended December 31, 1997 and b) The Salem Farms Manufactured Home Community for the year ended December 31, 1997, both of which are included in the Current Report (Form 8-K/A) dated May 12, 1998.




                                                               ERNST & YOUNG LLP


Denver, Colorado
May 12, 1998